Exhibit 1.01

CONFLICT MINERALS REPORT for the year ending December 31, 2025

Introduction

Smith & Nephew plc, also referred to as “Smith & Nephew”, the “company”, “we”, “our”, and “us” is a global medical technology business. We have products in the following fields: Orthopaedic Reconstruction, Advanced Wound Management, Sports Medicine and Trauma & Extremities.

This Conflict Minerals Report (CMR) for the year ended December 31, 2025, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule) and Form SD. The Rule imposes certain reporting obligations on U.S. Securities and Exchange Commission (SEC) issuers whose manufactured products contain certain minerals which are “necessary to the functionality or production” of their products. These minerals are cassiterite, columbite, tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (collectively, 3TG or Conflict Minerals). The Rule focuses on 3TG emanating from the Democratic Republic of the Congo (DRC) region and nine adjoining countries (collectively the Covered Countries). If an issuer has reason to believe that any of the Conflict Minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those Conflict Minerals, then the issuer must exercise due diligence on the Conflict Minerals’ source and chain of custody and submit a CMR to the SEC that includes a description of those due diligence measures.

This CMR relates to the process undertaken for Smith & Nephew products that were manufactured, or contracted to be manufactured, during calendar year 2025 and that contain 3TGs. Third party products that Smith & Nephew sells but does not manufacture or contract to manufacture are outside the scope of this CMR.

Executive Summary

Whilst Smith & Nephew’s products may contain components or materials that utilize 3TG, Smith & Nephew does not purchase 3TG directly from mines, smelters, or refiners. The majority of Smith & Nephew’s suppliers and their upstream suppliers are not directly subject to the Rule issued pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Smith & Nephew is reliant on the provision of information by its suppliers to determine whether any 3TG in its products originated in the Covered Countries.

Smith & Nephew performed a Reasonable Country of Origin Inquiry (RCOI) on suppliers believed to provide Smith & Nephew with materials or components containing 3TGs necessary to the functionality or production of Smith & Nephew’s products. Smith & Nephew’s suppliers identified 332 valid smelters and refineries (smelters) in their supply chains. Of these 332 smelters, Smith & Nephew identified 48 as sourcing (or there was a reason to believe they may be sourcing) from the Covered Countries. Smith & Nephew’s due diligence review indicated that 32 of these smelters have been audited and recognized as conflict free by the Responsible Minerals Assurance Process (RMAP). Risk mitigation was conducted on the remaining 16 smelters.

Company Management Systems

Smith & Nephew established robust management systems according to Step 1 of the OECD Due Diligence Guidance. Smith & Nephew’s systems included:

•	Step 1A - Adopt, and clearly communicate to suppliers and the public, a company policy for the supply chain of minerals originating from conflict-affected and high-risk areas.

o	Implemented a conflict minerals policy.

o	Policy made publicly available:

▪	https://www.smith-nephew.com/en/who-we-are/sustainability/conflict-minerals

o	Policy communicated directly to suppliers as part of RCOI process.

•	Step 1B - Structure internal management to support supply chain due diligence

o	Maintained an internal cross functional team to support supply chain due diligence.

o	Appointed a member of the senior staff with the necessary competence, knowledge, and experience to oversee supply chain due diligence.

o	Applied the resources necessary to support the operation and monitoring of these processes including internal resources and external consulting support.

•	Step 1C - Establish a system of transparency, information collection and control over the supply chain.

o	Implemented a process to collect required supplier and smelter RCOI and due diligence data. Full details on the supply chain data gathering are included in the RCOI and due diligence sections of this CMR.

•	Step 1D - Strengthen company engagement with suppliers.

o	Directly engaged suppliers during RCOI process.

o	Reviewed supplier responses as part of RCOI process.

o	Added Conflict Minerals compliance requirements to new supplier contracts and Smith & Nephew’s Code of Conduct, Business Principles and Third Party Guide.

o	Implemented a plan to improve the quantity and quality of supplier and smelter responses year over year.

•	Step 1E - Establish a company and/or mine level grievance mechanism.

o	Recognized the RMAP’s three audit protocols for gold, tin/tantalum, and tungsten as valid sources of smelter or mine level grievances.

o	Smith & Nephew’s ethics violations reporting system allows employees to voice confidentially without any fear of retribution, any concerns with the violations of the Smith & Nephew’s Conflict Minerals policy.

RCOI

Smith & Nephew designed its RCOI process in accordance with Step 2A and 2B of the OECD Due Diligence Guidance. Smith & Nephew’s RCOI process involved two stages:

•	Stage 1 - Supplier RCOI (Step 2A of the OECD Due Diligence Guidance)

•	Stage 2 - Smelter RCOI (Step 2B of the OECD Due Diligence Guidance)

Supplier RCOI

Smith & Nephew designed its supplier RCOI process to identify, to the best of Smith & Nephew’s efforts, the smelters in Smith & Nephew’s supply chain in accordance with Step 2A of the OECD Due Diligence Guidance. Smith & Nephew’s supplier RCOI process for the 2025 reporting period included the following:

•	Developing a list of suppliers providing 3TG containing components to Smith & Nephew.

•	Contacting each supplier and requesting the industry standard Conflict Minerals Reporting Template (“CMRT”) including smelter information.

•	Reviewing supplier responses for accuracy and completeness.

•	Amalgamating supplier provided smelters into a single unique list of smelters meeting the definition of a smelter under one of three industry recognized audit protocols.

•	Reviewing the final smelter list (and compared it to industry peers) to determine if Smith & Nephew identified reasonably all of the smelters in its supplier’s supply chains.

For the 2025 reporting period, Smith & Nephew’s RCOI process was executed by Claigan Environmental Inc., a third-party contractor. Smith & Nephew’s suppliers identified 332 smelters in their supply chains. The specific list of smelters is included in the “Smelter and Refineries” section at the end of this CMR.

Smelter RCOI

Due to the overlap between smelter RCOI and smelter due diligence, the smelter RCOI process is summarized in the due diligence section of this CMR.

Due Diligence

Smith & Nephew’s Due Diligence Process was designed in accordance with the applicable sections of Steps 2, 3, and 4 of the OECD Due Diligence Guidance.

Smelter RCOI and Due Diligence

Smith & Nephew’s smelter RCOI and due diligence process were designed to:

•	Identify the scope of the risk assessment of the mineral supply chain (OECD Step 2B).

•	Assess whether the smelters/refiners have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas (OECD Step 2C).

•	Where necessary, carry out, including through participation in industry-driven programs, joint spot checks at the mineral smelter/refiner’s own facilities (OECD Step 2D).

Smith & Nephew’s smelter RCOI and Due Diligence Process included the following:

•	For each smelter identified by its suppliers:

o	Smith & Nephew attempted direct engagement with suppliers to determine whether or not the smelters identified source from the Covered Countries.

o	For smelters that declared directly (e.g. email correspondence, publicly available Conflict Minerals policy, or information available on their website) or through their relevant industry association that they did not source from the Covered Countries, and were not recognized as conflict free by the RMAP, Smith & Nephew reviewed publicly available information to determine if there was any contrary evidence to the smelter’s declaration. The sources reviewed included:

▪	Public internet search (e.g., Google) of the facility in combination with each of the Covered Countries

▪	Review of NGO publications

▪	Publications by the U.N. Groups of Experts concerning the DRC

•	For smelters whose status could not be confirmed by direct engagement with suppliers, Smith & Nephew reviewed publicly available sources to determine if there was any reason to believe that the smelter may have sourced from the Covered Countries during the reporting period.

o	Smith & Nephew reviewed the same sources as those used to compare against smelter sourcing declarations.

•	For high-risk smelters (smelters that are sourcing from or there is reason to believe they may be sourcing from the Covered Countries), Smith & Nephew sought to identify whether such smelters have been audited and recognized as conflict free by the RMAP.

o	For high-risk smelters that have not been audited and recognized as conflict free by the RMAP, Smith & Nephew communicates the risk to a designated member of senior management (OECD Step 3A) and conducts risk mitigation on the smelter according to OECD Step 3B.

Smith & Nephew’s suppliers identified 332 valid smelters and refineries (smelters) in their supply chains. Of these 332 smelters, Smith & Nephew identified 48 as sourcing (or there was a reason to believe they may be sourcing) from the Covered Countries. Smith & Nephew’s due diligence review indicated that 32 of these smelters have been audited and recognized as conflict free by the Responsible Minerals Assurance Process (RMAP). Risk mitigation was conducted on the remaining 16 smelters.

Risk Mitigation

Smith & Nephew conducted risk mitigation on 16 smelters that were not recognized as conformant to the RMAP. Smith & Nephew’s risk mitigation was designed in accordance with Step 3B of the OECD Due Diligence Guidance and was reported to Smith & Nephew’s Sr. Director, ESG Regulations and Reporting, in accordance with Step 3A of the OECD Due Diligence Guidance.

As part of Smith & Nephew’s risk mitigation process, additional due diligence was performed to determine if there was any reason to believe the relevant smelters directly or indirectly financed or benefited armed groups in the DRC or adjoining countries. Notifications were issued to relevant suppliers regarding engaging smelters, either directly or through any necessary upstream suppliers, to promote participation in the RMAP. Suppliers were requested to consider removal of non RMAP conformant smelters from their supply chains, if smelters are unwilling or unable to participate in the RMAP.

Smith & Nephew will continue to engage with its suppliers on an ongoing basis with regards to these efforts and to ensure appropriate risk mitigation.

Improvement Plan

Smith & Nephew has a global, multi-tier, significantly complex and highly regulated supply chain. Supply chain changes carry long lead times and the necessity for extensive quality and safety related due diligence checks, as well as in certain instances, the obtaining of approvals from regulators. Smith & Nephew therefore works collaboratively with suppliers to educate and manage change on an ongoing basis and to ensure conformance with Smith & Nephew’s Conflict Minerals Policy.

Smith & Nephew is taking and will continue to take the following steps to improve the due diligence conducted to further mitigate risk that the necessary Conflict Minerals in Smith & Nephew’s products could directly or indirectly benefit or finance armed groups in the Covered Countries:

a)	Including Conflict Minerals compliance requirements in all new and renewing supplier contracts potentially in scope.

b)	Continuing to drive its suppliers to obtain current, accurate, and complete information about the smelters in their supply chain.

c)	Engaging with suppliers regarding smelters sourcing from the Covered Countries to be audited and certified to a protocol recognized by the RMAP.

d)	Follow up in 2026 on smelters requiring risk mitigation and implement corrective and preventative actions where risks cannot be appropriately mitigated.

Smelters and Refineries

Below are the smelters reported to Smith & Nephew as likely in Smith & Nephew’s supply chain in the 2025 reporting period.

Metal	Smelter
Gold	8853 S.p.A.
Gold	ABC Refinery Pty Ltd.
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	African Gold Refinery
Gold	Agosi AG
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Albino Mountinho Lda.
Gold	Alexy Metals
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Mineração
Gold	Argor-Heraeus S.A.
Gold	ASAHI METALFINE, Inc.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Attero Recycling Pvt Ltd
Gold	AU Traders and Refiners
Gold	Augmont Enterprises Private Limited
Gold	Aurubis AG, Hamburg
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden Mineral AB (Ronnskar)
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	Cendres + Métaux S.A.

Gold	CGR Metalloys Pvt Ltd.
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Coimpa Industrial LTDA
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Dijllah Gold Refinery FZC
Gold	Dongwu Gold Group
Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	Elite Industech Co., Ltd.
Gold	Emerald Jewel Industry India Limited (Unit 1)
Gold	Emerald Jewel Industry India Limited (Unit 2)
Gold	Emerald Jewel Industry India Limited (Unit 3)
Gold	Emerald Jewel Industry India Limited (Unit 4)
Gold	Emirates Gold DMCC
Gold	Fidelity Printers and Refiners Ltd.
Gold	Fujairah Gold FZC
Gold	Gasabo Gold Refinery Ltd
Gold	GG Refinery Ltd.
Gold	GGC Gujrat Gold Centre Pvt. Ltd.
Gold	Glencore Canada Corporation - CCR Refinery
Gold	Gold by Gold Colombia
Gold	Gold Coast Refinery
Gold	Gold Corporation - The Perth Mint
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Limited Hong Kong (HLH)
Gold	Heraeus Precious Metals Germany (HPMG)
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ Co., Ltd.
Gold	Impala Platinum - Platinum Metals Refinery (PMR)
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	International Precious Metal Refiners

Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Italpreziosi
Gold	JALAN & Company
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Novosibirsk Refinery
Gold	JSC Uralelectromed
Gold	JX Advanced Metals Corporation
Gold	K.A. Rasmussen
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedź Spółka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kundan Care Products Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'Orfebre S.A.
Gold	Lingbao Gold Co., Ltd.
Gold	LS MnM Inc.
Gold	LT Metal Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Marsam Metals
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	MD Overseas
Gold	Metal Concentrators SA (Pty) Ltd.
Gold	Metallix Refining Inc.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant
Gold	Mitsubishi Materials Corporation

Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MKS PAMP SA
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi Mining and Metallurgical Combinat
Gold	NH Recytech Company
Gold	Nihon Material Co., Ltd.
Gold	NOBLE METAL SERVICES
Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox S.A.
Gold	QG Refining, LLC
Gold	Rand Refinery (Pty) Ltd.
Gold	REMONDIS PMR B.V.
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A
Gold	SAFINA A.S.
Gold	SAM Precious Metals FZ-LLC
Gold	Samduck Precious Metals
Gold	Samwon Metals Corp.
Gold	SEMPSA Joyería Platería S.A.
Gold	Shandong Gold Smelting Co., Ltd.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Shenzhen CuiLu Gold Co., Ltd.
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.

Gold	Shirpur Gold Refinery Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	SOLEIL METALS (Chala One Plant)
Gold	SOLEIL METALS (YAKARI Plant)
Gold	Sovereign Metals
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiMetal Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling (Jinguan) Nonferrous Jinguan Copper Industry
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	WEEEREFINING
Gold	WIELAND Edelmetalle GmbH
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Southwest Copper Branch
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Gold Smelting Co. Ltd.
Tantalum	5D Production OU
Tantalum	AMG Brasil
Tantalum	D Block Metals, LLC
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET de Mexico
Tantalum	Materion Newton Inc.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Kinzoku Company, Limited
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	PowerX Ltd.
Tantalum	Resind Indústria e Comércio Ltda.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemical Co., Ltd.
Tantalum	TANIOBIS Co., Ltd.
Tantalum	TANIOBIS GmbH
Tantalum	TANIOBIS Japan Co., Ltd.
Tantalum	TANIOBIS Smelting GmbH & Co. KG
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tin	Alpha Assembly Solutions Inc
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Aurubis Beerse
Tin	Aurubis Berango
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
Tin	CRM Synergies
Tin	CV Ayi Jaya
Tin	Dongguan Best Alloys Co., Ltd.
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Dowa

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	EM Vinto
Tin	Estanho de Rondônia S.A.
Tin	Fabrica Auricchio Industria e Comercio Ltda.
Tin	Fenix Metals
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Global Advanced Metals Greenbushes Pty Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd
Tin	Luna Smelter, Ltd.
Tin	Ma'anshan Weitai Tin Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Malaysia Smelting Corporation Berhad (Port Klang)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Mineração Taboca S.A.
Tin	Mining Minerals Resources SARL
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Novosibirsk Tin Combine
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalúrgicas S.A.
Tin	P Kay Metal, Inc
Tin	Precious Minerals and Smelting Limited
Tin	PT Aries Kencana Sejahtera
Tin	PT Arsed Indonesia
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Bangka Prima Tin
Tin	PT Cipta Persada Mulia

Tin	PT Masbro Alam Stania
Tin	PT Mitra Stania Prima
Tin	PT Mitra Sukses Globalindo
Tin	PT Premium Tin Indonesia
Tin	PT Prima Timah Utama
Tin	PT Putera Sarana Shakti (PT PSS)
Tin	PT Rajehan Ariq
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Tin	Resind Indústria e Comércio Ltda.
Tin	RIKAYAA GREENTECH PRIVATE LIMITED
Tin	Rui Da Hung
Tin	Super Ligas
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.
Tin	Thaisarco
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.
Tin	Tin Technology & Refining
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Woodcross Smelting Company Limited
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tungsten	A.L.M.T. Corp.
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	China Molybdenum Tungsten Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Cronimet Brasil Ltda
Tungsten	Fujian Xinlu Tungsten Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders LLC.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	Hubei Green Tungsten Co., Ltd.
Tungsten	Hunan Jintai New Material Co., Ltd.
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.
Tungsten	JSC "Kirovgrad Hard Alloys Plant"
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD
Tungsten	Lianyou Metals Co., Ltd.
Tungsten	Lianyou Resources Co., Ltd.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Masan High-Tech Materials
Tungsten	Moliren Ltd.
Tungsten	Nam Viet Cromit Joint Stock Company
Tungsten	Niagara Refining LLC
Tungsten	NPP Tyazhmetprom LLC
Tungsten	OOO “Technolom” 1
Tungsten	OOO “Technolom” 2
Tungsten	Philippine Bonway Manufacturing Industrial Corporation
Tungsten	Philippine Carreytech Metal Corp.
Tungsten	S.P.T. spol.s r.o.
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.
Tungsten	TANIOBIS Smelting GmbH & Co. KG
Tungsten	Tungsten Vietnam Joint Stock Company
Tungsten	Unecha Refractory Metals Plant
Tungsten	Wolfram Bergbau and Hütten AG
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.

Forty-eight of the smelters above declared to be sourcing, or there was reason to believe are sourcing, from the Covered Countries. Under the SEC Final Rule, the requirement is to identify whether or not a smelter is sourcing from the Covered Countries; there is no requirement to identify the specific covered country by the smelter. Given the limitation on the specificity of the smelters’ disclosures, the identified Covered Countries are the Democratic Republic of the Congo, Rwanda, Burundi, Uganda, Tanzania, South Sudan, Zambia, Central African Republic and Angola.